EXHIBIT NO. 12.1
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                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

     COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES REQUIREMENTS



                                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                                         _______________________________________________
(In millions, except ratios)                                               1998      1999     2000       2001     2002
_________________________________________________________________        ________ ________  ________  ________  ________
EXCLUDING  INTEREST  ON  DEPOSITS
Income before income taxes and effect of accounting
    changes . . . . . . . . . . . . . . . . . . . . . . . . . . .         $  672   $  656    $  661    $  715    $  775
Fixed Charges:
    Interest expense, excluding interest on deposits  . . . . . .            212      228       252       156        58
    One third of rents, net income from subleases (A) . . . . . .             13       12        12        10        12
                                                                         ________ ________  ________  ________  ________
      Total fixed charges . . . . . . . . . . . . . . . . . . . .            225      240       264       166        70
                                                                         ________ ________  ________  ________  ________

Earnings before taxes, fixed charges, and effect of
    accounting changes, excluding capitalized interest  . . . . .         $  897   $  896    $  925    $  881    $  845
                                                                         ======== ========  ========  ========  ========
Ratio of earnings to fixed charges requirements                             3.99     3.73      3.50      5.31     12.07
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INCLUDING  INTEREST ON  DEPOSITS
Fixed charges                                                             $  225   $  240    $  264    $  166    $   70
Add:  Interest on deposits  . . . . . . . . . . . . . . . . . . .            555      518       665       515       236
                                                                         ________ ________  ________  ________  ________
Total fixed charges including  interest on deposits . . . . . . .         $  780   $  758    $  929    $  681    $  306
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Earnings before taxes, fixed charges, and effect of accounting accounting changes, excluding capitalized interest,
     as above  . .  . . . . . . . . . . . . . . . . . . . . . . .         $  897   $  896    $  925    $  881    $  845
Add:  Interest on deposits  . . . . . . . . . . . . . . . . . . .            555      518       665       515       236
                                                                         ________ ________  ________  ________  ________
Total earnings before taxes, fixed charges, effect of
   accounting changes, and interest on deposits . . . . . . . . .         $1,452   $1,414    $1,590    $1,396    $1,081
                                                                         ======== ========  ========  ========  ========
Ratio of earnings to fixed charges requirements                             1.86     1.87      1.71      2.05      3.53
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(A) The proportion deemed representative of the interest factor.
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